For immediate release	For More Information: Michelle S. Hickox, EVP & Chief Financial Officer 325.627.7155

FIRST FINANCIAL ANNOUNCES BOARD ELECTION AND

INCREASED DIVIDEND AT ANNUAL MEETING

ABILENE, Texas, April 25, 2023 – First Financial Bankshares, Inc. (NASDAQ: FFIN) – In connection with the 2023 Annual Shareholders’ Meeting, the Board of Directors of First Financial Bankshares, Inc. today declared a $0.18 per share cash dividend for the second quarter, which represents a 5.9 percent increase and will be paid to shareholders of record on June 15, 2023, with payment set for July 3, 2023.

Shareholders elected eleven existing members to the Board of Directors. The elected directors are April Anthony, CEO of VitalCaring Group and Managing Partner, Anthony Family Investment Partners, LTD, Dallas; Vianei Lopez Braun, Attorney, Decker Jones, P.C., Fort Worth; David Copeland, President, SIPCO, Inc., and Shelton Family Foundation, Abilene; Mike Denny, President of Batjer and Associates, Inc., Abilene; Scott Dueser, Chairman, President and CEO of First Financial Bankshares, Abilene; Murray Edwards, Principal, The Edwards Group, Clyde; Eli Jones, Ph.D., Professor, Texas A&M University Mays School of Business, Bryan/College Station; Tim Lancaster, former President and CEO of Hendrick Health System, Lubbock; Kade Matthews, ranching and investments, Amarillo; Robert Nickles, Jr., Executive Chairman of Alegacy Group, LLC, Houston; and Johnny E. Trotter, President and CEO, Livestock Investors, Ltd., Hereford.

In other business, shareholders ratified the Board's selection of Ernst & Young LLP as the Company's independent auditors and approved the advisory vote on compensation of named executive officers. Additionally, shareholders selected the frequency of the "say-on-pay" advisory vote on executive compensation on an annual basis instead of every two or three years.

"We are pleased to announce this increase in our quarterly cash dividend for our shareholders. We are also pleased that our shareholders reelected the Board of Directors, ratified the Company's auditors, passed the proposal on executive compensation and selected annual as the frequency on say-on-pay," said F. Scott Dueser, Chairman, President and CEO. "Due to our strong capital position and historical increases in earnings, we are pleased to announce the increase in our quarterly cash dividend for our shareholders,” added Mr. Dueser.

About First Financial Bankshares, Inc.

Headquartered in Abilene, Texas, First Financial Bankshares, Inc. is a financial holding company that through its subsidiary, First Financial Bank, N.A., operates multiple banking regions with 79 locations in Texas, including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Bryan, Burleson, College Station, Cisco, Cleburne, Clyde, Conroe, Cut and Shoot, Decatur, Eastland, El Campo, Fort Worth, Fulshear, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Kingwood, Lumberton, Magnolia, Mauriceville, Merkel, Midlothian, Mineral Wells, Montgomery, Moran, New Waverly, Newton, Odessa, Orange, Palacios, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Stephenville, Sweetwater, Tomball, Trent, Trophy Club, Vidor, Waxahachie, Weatherford, Willis, and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with nine locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial, please visit our website at https://www.ffin.com.

####

Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company's management, as well as assumptions made beyond information currently available to the Company's management, and may be, but not necessarily are, identified by such words as “expect,” “plan,” “anticipate,” “target,” “forecast,” “project,” and “goal.” Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; economic impact of oil and gas prices and the pandemic, changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents and Filings” on the Company’s Website or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.